UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2025

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA 95008

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously announced, on July 15, 2025, ZRCN, Inc. (the “Company”), and its wholly owned subsidiary, Zircon Corporation (“Zircon”), and its affiliates, Zircon de Mexico, S.A. de C.V. and Zircon Corporation Ltd. (collectively the “Affiliates”), entered into a forbearance agreement and first amendment to Credit Agreement (the “Forbearance Agreement”) with FGI Worldwide LLC, as Agent for the lender (“Lender”) amending, modifying and other wise affecting that certain Revolving Credit Agreement, dated May 31, 2024 (the “Credit Agreement”). The Forbearance Agreement, among other things, required the Company to maintain certain minimum consolidated EBITDA through the Forbearance Period (the “EBITDA Covenant”).

On September 17, 2025, the Company and its Affiliates received a Notice of Default under the Credit Agreement (the “Notice”) as a result of its failure to satisfy the EBITDA Covenant (the “Specified Defaults”).

The Notice constitutes a notice of default under Section 10.5 of the Credit Agreement. The Notice advises, and the Credit Agreement provides, that upon the occurrence of an event of default, the Lender may exercise a variety of remedies afforded to the Lender under the Credit Agreement or by applicable law or equity, including without limitation, acceleration of the due date of the unpaid principal balance of the Credit Agreement and all accrued but unpaid interest thereon. Further, according to the Credit Agreement, the Lender may, during an event of default and in accordance with applicable law, foreclose on the Company’s assets and its security interest in the Company’s personal property and exercise any other remedies provided therein.

At this time, the Lender has not: (i) accelerated or demanded any payment; (ii) applied interest under the Credit Agreement at the default rate; (iii) foreclosed on all or any part of any lien or security interest created by any of the loan documents; and (iv) exercised any other right or remedy that may be available to it. The Company has no assurance that the Lender will not seek to enforce its rights in the future. The Company is currently continuing to work with the Lender to address the Specified Defaults, however, there can be no assurance that any arrangements will ever materialize between the parties.

A description of the Forbearance Agreement, the Credit Agreement and related agreements are contained in the Company’s reports filed with the Securities and Exchange Commission, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: September 25, 2025	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer

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